Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals’ Goderich Mine Employees Ratify Historic Five-Year Agreement

OVERLAND PARK, Kan. (March 31, 2021) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today announced that unionized employees at its Goderich mine have ratified a new five-year collective bargaining agreement (CBA). The five-year term represents the longest CBA ever negotiated at the Goderich mine since it first opened in 1959.

“This agreement is a reflection of our shared commitment to treat each of our employees with fairness and respect as we partner together toward our common objective to operate safely and responsibly,” said Peter Baker, vice president of operations at Compass Minerals’ Goderich mine. “We strive to be an employer of choice and recognize our responsibilities as part of the Goderich community.”

“Our mine holds a rich history and we take great pride in the work we do here,” said Gary Lynch, president of Unifor Union Local 16-0 and designated national representative. “While there is always give and take in this process, I’m hopeful that the open and transparent negotiation that resulted in this new, ratified CBA can set a precedent for how we work together in the future.”

The CBA clarifies a number of operating protocols at the mine and codifies a competitive pay and benefits package for the term of the agreement.

“Goderich mine is an important and productive operation for Compass Minerals, but I believe it still has room to grow into its full potential. That will only be possible if we are locked arm-in-arm with the men and women who give it life,” said Kevin S. Crutchfield, president and CEO. “I’m thankful for the contributions our employees make every day at the mine and pleased we have collaboratively charted a path forward for the next five years.”

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. Its salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. And its plant nutrition business manufactures an innovative and diverse portfolio of products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, its specialty chemical business serves the water treatment industry and other industrial processes. The company operates 21 production and packaging facilities with more than 3,000 personnel throughout the U.S., Canada, Brazil and the U.K. Visit compassminerals.com for more information about the company and its products.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the impact of the CBA and the ability to grow Goderich mine to its full potential. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) impacts of the COVID-19 pandemic, (ii) weather conditions, (iii) pressure on prices and impact from competitive products, (iv) foreign exchange rates and the cost and availability of transportation for the distribution of the company’s products, (v) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives, (vi) the timing and completion of the proposed transaction to sell the company’s South America agriculture business, and (vii) the timing and the outcome of the sale process for the company’s South America chemical business. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and the company’s Current Report on Form 8-K filed with the SEC on March 24, 2021. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties

Media Contact	Investor Contact
Rick Axthelm	Douglas Kris
SVP and Chief Public Affairs Officer	Senior Director of Investor Relations
+1.913.344.9198	+1.917.797.4967
MediaRelations@compassminerals.com	krisd@compassminerals.com